Exhibit 4.1

Interactive Data
14 West Street
New York, NY  10005


January 9, 1998


Van Kampen American Capital Distributors, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

    Re: Van Kampen American Capital
         Strategic Ten Trust United States Portfolio, January 1998 Series Strategic Five Trust United States Portfolio, January 1998 Series Strategic Thirty Trust Global Portfolio, January 1998 Series Strategic Fifteen Trust Global Portfolio, January 1998 Series Strategic Picks Opportunity Trust, January 1998 Series
          (A Unit Investment Trust) Registered Under the Securities
           Act of 1933, File No. 333-41881

Gentlemen:

    We  have  examined the Registration Statement for the above  captioned
Fund.

    We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

    You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


James Perry
Vice President